Exhibit 99

Marriott International, Inc. Corporate Headquarters	Marriott Drive Washington, D.C. 20058 (301) 380-7770

NEWS
CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS EARNINGS PER SHARE FROM CONTINUING OPERATIONS OF

$0.55 FOR THE 2004 THIRD QUARTER, UP 45 PERCENT FROM 2003

Lodging operating income surges 40 percent as worldwide systemwide comparable revenue per available room (REVPAR) increases 9.3 percent in constant dollars for the third quarter ended September 10, 2004

Washington, D.C. – October 7, 2004 – Marriott International, Inc. (NYSE:MAR) today reported income from continuing operations of $132 million, up 42 percent, and diluted earnings per share from continuing operations of $0.55, up 45 percent for the quarter ended September 10, 2004. The company’s synthetic fuel business generated earnings per share of $0.13 during the quarter compared to $0.09 in the prior year quarter. Highlights for the quarter were as follows:

•	North American company-operated comparable REVPAR for the quarter ended September 10, 2004 increased 8.3 percent. Room rates were up over 4 percent, while occupancy increased nearly 3 percentage points to 75 percent;

•	Since the 2003 third quarter, 177 managed and franchised hotels (28,000 rooms) were added to the system. Nearly half of the 6,000 new hotel rooms added to Marriott’s system in the third quarter were conversions from other brands;

•	The company purchased 5 million shares of its stock during the third quarter for $239 million, while debt remained flat with second quarter levels. Since year-end 1999, the company has repurchased over 48 million shares while debt has declined from $1.7 billion to $1.4 billion;

•	Adjusted earnings before interest expense, income taxes, depreciation and amortization (Adjusted EBITDA) increased 22 percent to $239 million.

•	The company substantially completed high speed internet access deployment, with installation now in over 2,300 hotels, making Marriott the largest provider of this critical customer service technology in the industry;

•	Timeshare contract sales increased 25 percent during the quarter, reflecting strong leisure demand.

Exhibit 99

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “We are having an outstanding year. Strong demand is filling our hotels and we are benefiting from rate increases. In fact, third quarter North American room rate growth exceeded occupancy growth for the first time since early 2001.

“Leisure demand remained solid during the summer while group and transient business showed steady improvement. REVPAR for our comparable North American company operated hotels increased 8 percent, with over half of the increase driven by rate. At our full-service Marriott branded hotels, group REVPAR increased 11 percent reflecting higher than expected group meeting attendance and continued short term group bookings. Strong business transient demand increased REVPAR 9 percent at Marriott branded airport hotels. International business continued to surge, with the number of international guests visiting our U.S. hotels increasing
21 percent during the quarter, particularly with travelers coming from the U.K and China. Our hotels outside the U.S. also attracted travelers, resulting in 16 percent REVPAR growth for our comparable systemwide international hotels (20 percent using actual exchange rates).

“We added over 6,000 rooms to our system during the third quarter, including the Doral Golf Resort in Miami and the Jia Hual Along Bay Resort in Sanya, China. We are seeing tremendous interest in all our brands among owners and franchisees and the number of properties converted to our brands continues to climb. Because of the strong preference of owners and franchisees for our brands, our system has grown by nearly a third since 2000,” said Mr. Marriott.

In the third fiscal quarter (12 week period from June 19, 2004 to September 10, 2004), REVPAR for the company’s 1,869 comparable systemwide North American properties rose 7.7 percent, driven by a 3.9 percent increase in average daily rate and a 2.6 percentage point increase in occupancy to nearly 75 percent. REVPAR at the company’s 342 comparable systemwide North American full-service hotels (including Marriott Hotels & Resorts, The Ritz-Carlton, and Renaissance Hotels & Resorts) increased 8 percent, including a 4 percent increase in rate and 2.7 percentage points of improved occupancy to 72 percent. Demand for luxury lodging remained strong in the third quarter. REVPAR at comparable systemwide North American Ritz-Carlton hotels rose 13.3 percent, with particular strength in New York, Boston and Orlando. REVPAR at comparable systemwide North American select-service and extended-stay brands (including

Exhibit 99

Courtyard, Fairfield Inn, Residence Inn, TownePlace Suites, and SpringHill Suites) increased 7.2 percent, with a 4 percent increase in rate and a 2.5 percentage point improvement in occupancy to 77 percent.

International constant dollar REVPAR at comparable systemwide properties increased 16 percent (20 percent using actual exchange rates) benefiting from continued strong demand in Mexico, the Caribbean and China. Despite the weather, systemwide constant dollar comparable REVPAR in the Caribbean and Latin America region rose 21 percent. REVPAR in the Asia Pacific region increased 29 percent reflecting the impact of Severe Acute Respiratory Syndrome (SARS) in the prior year.

During the quarter, the company added 36 properties (6,045 rooms), bringing the total number of hotels in the system to 2,806 (505,658 rooms). Twenty-one properties (2,962 rooms), primarily first generation Fairfield Inns, exited the system during the quarter. Marriott continues to lead the industry in conversions from competitor brands, converting 13 hotels (2,633 rooms) to Marriott’s brands in the third quarter (excluding one hotel converted to the Ramada International brand). The company’s pipeline of properties remains robust, with over 50,000 rooms worldwide under construction, awaiting conversion, or approved for development.

During the third quarter, CIO magazine named Marriott to its prestigious CIO award list for a fifth time. The CIO award recognizes organizations around the world that exemplify the highest level of operational and strategic excellence in information technology. Marriott is the only lodging company on this year’s list. The company’s leadership in technology has enabled the company not only to win awards, but also to drive revenue, increase customer satisfaction, and reduce costs. To date in 2004, revenue booked through Marriott.com, the company’s proprietary website, increased 40 percent over last year to $1.3 billion. The speed and reliability of Marriott.com are unmatched by other lodging companies.

For hotel owners and franchises, Marriott’s reservation system continues to outperform the industry by providing the lowest cost per transaction, highest contribution to occupancy, and highest revenue generated per call.

Today, over 2,300 hotels in the company’s system offer high-speed internet access and over 1,800 hotels provide wireless internet access in lobbies, meeting rooms, and/or public spaces,

Exhibit 99

more than any competitor. High speed internet access has become a demanded hotel amenity, particularly for business travelers.

MARRIOTT REVENUES for the third quarter totaled $2.3 billion, up 9 percent over the prior year. Base management fees increased 13 percent over the year ago quarter to $97 million, as a result of growth in company-operated units and an 11 percent increase in comparable company-operated hotel REVPAR worldwide (using actual exchange rates). Franchise fees increased 21 percent over the year ago quarter to $74 million, reflecting unit expansion, ramping fees at hotels opened in recent years, and an 8 percent increase in worldwide franchised comparable REVPAR (using actual exchange rates). Incentive management fees increased 17 percent to $21 million as a result of improving house profit margins and REVPAR growth, especially in international regions.

With stronger North American occupancy the company was able to drive room rates. In fact, over half of the REVPAR growth during the quarter came from rate increases. North American company-operated hotel house profit margins increased 70 basis points during the 2004 third quarter. The combination of rate increases and improved productivity more than offset higher wages and benefits and costs associated with free high-speed internet access at the company’s limited service brands. International house profit margins increased 150 basis points during the quarter.

Contract sales for Marriott’s timeshare business, including results at the company’s three joint ventures, increased 25 percent, reflecting strong demand at resorts in Newport Beach and Maui as well as the new resorts in Hilton Head and Las Vegas. Strength in these markets was offset somewhat by the impact of third quarter hurricanes on resorts in Florida and the Caribbean. Reported revenue growth trailed contract sales growth because of a higher proportion of sales in joint venture projects and projects with lower average construction completion levels. Timeshare direct costs declined 6 percent largely due to the mix of units sold and a shift to lower cost sales channels. Across the Marriott Vacation Club timeshare brand, the average price per interval sold increased 11 percent to approximately $25,000.

Exhibit 99

LODGING OPERATING INCOME increased 40 percent in the 2004 third quarter to $130 million, as a result of the 16 percent increase in combined base, franchise and incentive fees and strong timeshare profits, partially offset by higher general and administrative expenses. Marriott’s general and administrative expenses increased 8 percent, to $126 million, driven primarily by increased overhead costs associated with the company’s expansion outside the U.S. and higher overhead associated with new timeshare joint ventures.

LODGING SEGMENT RESULTS. Full-service lodging results were $79 million, up $2 million over prior year, as a result of base, incentive and franchise fee growth of $13 million or 13 percent, offset by the impact of a year-over-year decline in joint venture earnings from the Two Flags joint venture and an increase in administrative costs. Select-service and extended-stay lodging results totaled $62 million, up $22 million over prior year, driven by higher fees, improved joint venture results, and a $4 million gain on the sale of 10 land parcels. Results from our timeshare business soared 48 percent, to $34 million, reflecting nearly $300 million of interval sales and services and improved margins, largely due to lower marketing and selling costs as a percentage of sales and a favorable mix of units sold. Timeshare results also reflected an estimated $2 million to $3 million of lost profits due to the impact of cancelled tours and the temporary closing of call centers when the hurricanes hit Florida and St. Thomas.

SYNTHETIC FUEL. During the quarter the synthetic fuel joint ventures generated net income for Marriott of $31 million compared to $21 million in the year ago quarter. Our joint venture partner was temporarily allocated 90 percent of the joint ventures’ tax credits in the 2003 quarter compared to a 50 percent allocation in the 2004 quarter. As a result, Marriott received substantially more tax credits and net income in the 2004 third quarter than in the prior year. The increase in net income from the synthetic fuel operations also reflected slightly higher production volume.

This summer Marriott was informed that IRS field auditors issued a notice of proposed adjustment challenging the placed-in-service date of three of the four synthetic fuel facilities owned by the company’s joint ventures. One of the conditions to qualify for tax credits under Section 29 of the Internal Revenue Code is that the production facility must have been placed-in-service before July 1, 1998. Marriott strongly believes that all the facilities meet the placed-in-

Exhibit 99

service requirements. The company is actively seeking to resolve this issue with the IRS expeditiously.

GAINS AND OTHER INCOME totaled $43 million and includes $19 million in earn-out related to the synthetic fuel joint venture, a $4 million gain on the sale of 10 parcels of land and a $13 million gain on the disposition of Marriott’s interest in the Two Flags joint venture. The prior year included a $9 million gain on the sale of an international joint venture.

INTEREST INCOME increased $2 million, primarily driven by $4 million of interest earned on the note receivable in connection with the disposition of Marriott’s interest in the Two Flags joint venture. The company received approximately $200 million of proceeds from the related note in September.

EQUITY IN (LOSSES)/EARNINGS reflects Marriott’s share of income or losses from joint venture investments. The disposition of the Two Flags joint venture in April 2004 reduced Marriott’s equity income by approximately $5 million in the third quarter from year ago levels. Strong performance at the comparable Courtyard hotels as well as the favorable impact of ongoing property reinventions improved Courtyard joint venture results by approximately $1 million.

In September, Marriott and Cendant Corporation’s Hotel Group announced the signing of a non-binding letter of intent for Cendant to purchase Ramada International Hotels & Resorts. The transaction is still pending approval by regulatory authorities and final negotiation of terms. The company does not believe the financial impact of the transaction will be material.

Marriott’s adjusted earnings before interest expense, taxes, depreciation and amortization totaled $239 million during the third quarter, an increase of 22 percent over the prior year’s quarter. Results reflected strong REVPAR, incentive fee improvement, unit expansion and timeshare profits.

With the outstanding results the company has experienced this year, Marriott has generated significant cash flows and the balance sheet remains strong. At the end of the third quarter total

Exhibit 99

debt was $1.4 billion and cash balances totaled $202 million compared to $1.4 billion in debt and $164 million of cash at
June 18, 2004. The company also repurchased 5 million shares of common stock in the third quarter at a cost of $239 million and 13 million shares through September 10, 2004 at a cost of $588 million. The remaining share repurchase authorization totals approximately 20 million shares.

OUTLOOK

The company expects lodging demand to remain strong and estimates fourth quarter 2004 systemwide comparable North American REVPAR growth of 7 to 9 percent with approximately one percentage point improvement in house profit margins. The company also expects to complete a timeshare mortgage note sale transaction in the fourth quarter. Under these assumptions the company expects total fee revenue for the fourth quarter of 2004 to range from $270 million to $280 million and earnings per share of $0.72 to $0.75, including $0.12 to $0.14 from the company’s synthetic fuel operations.

Despite the three preceding years of tough economic times, the company has been able to significantly increase hotel distribution and drive revenue, while reducing its investment spending. Marriott now expects total investment spending to approximate $400 million in 2004, a reduction of $100 million from earlier guidance. For the full year 2004, the company expects to open approximately
25,000 rooms.

On October 6, 2004, Marriott entered into an agreement with its synthetic fuel partner that shifts the ratio of tax credit allocations during the next six months. If pending issues with the IRS regarding three of the four synthetic fuel facilities are resolved positively between now and March 31, 2005, the tax credit allocation ratio will return to approximately 50 percent for each partner on all four facilities. If the matter is not decided favorably by March 31, 2005, our joint venture partner is expected to relinquish its share of the tax credits to be generated in the three facilities under review. Assuming resolution of the IRS issues prior to March 31, we would expect 2005 EPS for synthetic fuel to range from $0.41 to $0.45.

Exhibit 99

In 2005, the company expects North American systemwide comparable REVPAR to increase 5 to 7 percent. Assuming a 1 to 1.5 percentage point improvement in house profit margins, the completion of timeshare mortgage note sale transactions in the second and fourth quarters, 25,000 to 30,000 new room openings, total fee revenue is expected to total $950 million to $1 billion, and 2005 diluted earnings per share from continuing operations is estimated to range from $2.74 to $2.84.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, October 7, 2004 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website. Investors and news media wishing to access the call on the web should log on to http://www.marriott.com/investor, click the “Recent Investor News” tab and click on the quarterly conference call link. A replay will be available on the Internet until November 7, 2004.

The telephone dial-in number for the conference call is 913-981-4900. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, October 7, 2004 until 8 p.m. ET, Thursday, October 14, 2004. To access the replay, call 719-457-0820. The reservation number for the recording is 940602.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earning trends; statements concerning the number of lodging properties we expect to add in future years; our expected investment spending; our anticipated results from synthetic fuel operations and the anticipated favorable resolution of the IRS’s placed-in-service challenge; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the pace and extent of the current recovery in both the economy and the lodging industry; supply and demand changes for hotel rooms, vacation ownership intervals, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; uncertainties inherent in the IRS audit and appeals process; and the uncertain effect on our production plans of the potential reduction or elimination of projected future tax credits for synthetic fuel if average crude oil prices in 2005 and beyond exceed certain statutory thresholds; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with over 2,800 lodging properties in the United States and 69 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites, Ramada International and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club International, Horizons, The Ritz-Carlton Club and Marriott Grand Residence Club brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. Marriott is also in the synthetic

Exhibit 99

fuel business. The company is headquartered in Washington, D.C., and has approximately 128,000 employees. In fiscal year 2003, Marriott International reported sales from continuing operations of $9 billion. For more information or reservations, please visit our web site at www.marriott.com.

Tables follow

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	12 Weeks Ended September 10, 2004			12 Weeks Ended September 12, 2003			Percent Inc/ (Dec)
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total
REVENUES
Base management fees	$97	$—	$97	$86	$—	$86	13
Franchise fees	74	—	74	61	—	61	21
Incentive management fees	21	—	21	18	—	18	17
Owned, leased, corporate housing and other [1]	153	—	153	132	—	132	16
Timeshare interval sales and services [2]	299	—	299	296	—	296	1
Cost reimbursements [3]	1,573	—	1,573	1,423	—	1,423	11
Synthetic fuel	—	87	87	—	93	93	(6)

Total Revenues	2,217	87	2,304	2,016	93	2,109	9

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	139	—	139	118	—	118	18
Timeshare - direct	249	—	249	265	—	265	(6)
Reimbursed costs	1,573	—	1,573	1,423	—	1,423	11
General, administrative and other [5]	126	—	126	117	—	117	8
Synthetic fuel	—	118	118	—	96	96	23

Total Expenses	2,087	118	2,205	1,923	96	2,019	9

OPERATING INCOME (LOSS)	$130	$(31)	99	$93	$(3)	90	10

Gains and other income [6]			43			15		*
Interest expense			(23)			(26)	(12)
Interest income			33			31	6
Provision for loan losses			—			(1)		*
Equity in (losses) earnings - Synthetic fuel [7]			—			—	—
- Other [8]			(8)			(3)		*

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			144			106	36
(Provision) benefit for income taxes			(28)			16		*

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST			116			122	(5)
Minority interest			16			(29)		*

INCOME FROM CONTINUING OPERATIONS			132			93	42

DISCONTINUED OPERATIONS
Loss from Senior Living Services, net of tax			—			—	—
Income (loss) from Distribution Services, net of tax			1			(1)		*

NET INCOME			$133			$92	45

EARNINGS PER SHARE - Basic
Earnings from continuing operations			$0.59			$0.40	48
Earnings (loss) from discontinued operations			—			(0.01)		*

Earnings per share			$0.59			$0.39	51

EARNINGS PER SHARE - Diluted
Earnings from continuing operations			$0.55			$0.38	45
Earnings (loss) from discontinued operations			0.01			(0.01)		*

Earnings per share			$0.56			$0.37	51

Basic Shares			225.9			232.7
Diluted Shares			238.9			245.8

*	Calculated percentage is not meaningful.
[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
[2] –	Timeshare interval sales and services includes total timeshare revenue except for base fees, cost reimbursements, note sale gains, and joint venture earnings (losses).
[3] –	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4] –	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
[5] –	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs.
[6] –	Gains and other income includes gains on the sale of real estate, timeshare notes, and our interests in joint ventures, income related to our cost method joint ventures, and beginning March 27, 2004, includes the earn-out payments we made to the previous owner of the synthetic fuel operations and earn-out payments we received from our synthetic fuel joint venture partner.
[7] –	Equity in (losses) earnings – Synthetic fuel includes our share of the equity in earnings of the synthetic fuel joint ventures and the earn-out we received from our synthetic fuel joint venture partner from November 7, 2003 through March 25, 2004. Beginning March 26, 2004, the synthetic fuel operations were consolidated as a result of adopting FIN 46(R), “Consolidation of Variable Interest Entities.”
[8] –	Equity in (losses) earnings – Other includes our equity in (losses) earnings of unconsolidated joint ventures.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	36 Weeks Ended September 10, 2004			36 Weeks Ended September 12, 2003			Percent Inc/ (Dec)
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total
REVENUES
Base management fees	$302	$—	$302	$266	$—	$266	14
Franchise fees	207	—	207	169	—	169	22
Incentive management fees	90	—	90	75	—	75	20
Owned, leased, corporate housing and other [1]	491	—	491	414	—	414	19
Timeshare interval sales and services [2]	898	—	898	767	—	767	17
Cost reimbursements [3]	4,772	—	4,772	4,233	—	4,233	13
Synthetic fuel	—	198	198	—	224	224	(12)

Total Revenues	6,760	198	6,958	5,924	224	6,148	13

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	428	—	428	347	—	347	23
Timeshare - direct	746	—	746	688	—	688	8
Reimbursed costs	4,772	—	4,772	4,233	—	4,233	13
General, administrative and other [5]	385	—	385	336	—	336	15
Synthetic fuel	—	259	259	—	328	328	(21)

Total Expenses	6,331	259	6,590	5,604	328	5,932	11

OPERATING INCOME (LOSS)	$429	$(61)	368	$320	$(104)	216	70

Gains and other income [6]			95			54	76
Interest expense			(69)			(77)	(10)
Interest income			98			78	26
Provision for loan losses			—			(7)		*
Equity in (losses) earnings - Synthetic fuel [7]			(28)			—		*
- Other [8]			(9)			(1)		*

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			455			263	73
(Provision) benefit for income taxes			(79)			72		*

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST			376			335	12
Minority interest			30			(29)		*

INCOME FROM CONTINUING OPERATIONS			406			306	33

DISCONTINUED OPERATIONS
Income from Senior Living Services, net of tax			—			29		*
Income (loss) from Distribution Services, net of tax			1			(2)		*

NET INCOME			$407			$333	22

EARNINGS PER SHARE - Basic
Earnings from continuing operations			$1.78			$1.31	36
Earnings from discontinued operations			0.01			0.12	(92)

Earnings per share			$1.79			$1.43	25

EARNINGS PER SHARE - Diluted
Earnings from continuing operations			$1.69			$1.25	35
Earnings from discontinued operations			—			0.11		*

Earnings per share			$1.69			$1.36	24

Basic Shares			227.5			233.0
Diluted Shares			240.9			244.8

*	Calculated percentage is not meaningful.
[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
[2] –	Timeshare interval sales and services includes total timeshare revenue except for base fees, cost reimbursements, note sale gains, and joint venture earnings (losses).
[3] –	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4] –	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
[5] –	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs.
[6] –	Gains and other income includes gains on the sale of real estate, timeshare notes, and our interests in joint ventures, income related to our cost method joint ventures, and beginning March 27, 2004, includes the earn-out payments we made to the previous owner of the synthetic fuel operations and earn-out payments we received from our synthetic fuel joint venture partner.
[7] –	Equity in (losses) earnings – Synthetic fuel includes our share of the equity in earnings of the synthetic fuel joint ventures and the earn-out we received from our synthetic fuel joint venture partner through March 25, 2004. Beginning March 26, 2004, the synthetic fuel operations were consolidated as a result of adopting FIN 46(R), “Consolidation of Variable Interest Entities.”
[8] –	Equity in (losses) earnings – Other includes our equity in (losses) earnings of unconsolidated joint ventures.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Twelve Weeks Ended
	September 10, 2004	September 12, 2003
REVENUES

Full-Service	$1,459	$1,314
Select-Service	277	236
Extended-Stay	133	138
Timeshare	348	328

Total lodging [1]	2,217	2,016
Synthetic fuel	87	93

Total	$2,304	$2,109

INCOME FROM CONTINUING OPERATIONS

Full-Service	$79	$77
Select-Service	42	28
Extended-Stay	20	12
Timeshare	34	23

Total lodging financial results [1]	175	140
Synthetic fuel (after-tax)	31	21
Unallocated corporate expenses	(28)	(35)
Interest income, provision for loan losses and interest expense	10	4
Income taxes (excluding Synthetic fuel)	(56)	(37)

Total	$132	$93

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Thirty-Six Weeks Ended
	September 10, 2004	September 12, 2003
REVENUES

Full-Service	$4,512	$3,977
Select-Service	788	699
Extended-Stay	377	392
Timeshare	1,083	856

Total lodging [1]	6,760	5,924
Synthetic fuel	198	224

Total	$6,958	$6,148

INCOME FROM CONTINUING OPERATIONS

Full-Service	$292	$259
Select-Service	104	81
Extended-Stay	48	37
Timeshare	135	85

Total lodging financial results [1]	579	462
Synthetic fuel (after-tax)	73	66
Unallocated corporate expenses	(91)	(89)
Interest income, provision for loan losses and interest expense	29	(6)
Income taxes (excluding Synthetic fuel)	(184)	(127)

Total	$406	$306

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products 1

	Number of Properties		Number of Rooms/Suites
Brand	Sept. 10, 2004	vs. Sept. 12, 2003	Sept. 10, 2004	vs. Sept. 12, 2003
Full-Service Lodging
Marriott Hotels & Resorts	487	+18	178,331	+5,310
The Ritz-Carlton	57	+2	18,613	+819
Bulgari Hotel & Resort	1	+1	58	+58
Renaissance Hotels & Resorts	132	+7	47,272	+1,599
Ramada International	203	+23	27,758	+2,556
Select-Service Lodging
Courtyard	646	+38	92,662	+5,621
Fairfield Inn	524	+5	49,125	-551
SpringHill Suites	121	+15	14,070	+1,816
Extended-Stay Lodging
Residence Inn	457	+14	54,369	+1,588
TownePlace Suites	113	+4	11,555	+331
Marriott Executive Apartments	14	+2	2,471	+304
Timeshare [2]
Marriott Vacation Club International	43	—	8,537	+1,145
Horizons by Marriott Vacation Club International	2	—	328	+72
The Ritz-Carlton Club	4	—	261	+33
Marriott Grand Residence Club	2	—	248	—

Total	2,806	+129	505,658	+20,701

[1]	Total Lodging Products excludes the 2,547 corporate housing rental units.
[2]	Includes products in active sales which are not ready for occupancy.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

North American Comparable Company-Operated Properties 1

	Twelve Weeks Ended September 10, 2004 and September 12, 2003
	REVPAR		Occupancy			Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Marriott Hotels & Resorts	$99.17	7.6%	74.7%	2.7	% pts.	$132.71	3.7%
The Ritz-Carlton [2]	$161.70	13.3%	70.6%	2.5	% pts.	$229.09	9.2%
Renaissance Hotels & Resorts	$87.82	5.3%	71.3%	3.6	% pts.	$123.14	0.3%
Composite - Full-Service	$104.45	8.2%	73.7%	2.8	% pts.	$141.64	4.1%
Residence Inn	$82.63	7.8%	84.1%	3.7	% pts.	$98.22	3.1%
Courtyard	$69.38	8.9%	73.3%	2.7	% pts.	$94.68	4.8%
TownePlace Suites	$52.68	4.5%	78.8%	0.7	% pts.	$66.84	3.6%
Composite - Select-Service & Extended-Stay	$71.32	8.4%	76.5%	2.8	% pts.	$93.25	4.4%
Composite - All	$92.78	8.3%	74.7%	2.8	% pts.	$124.19	4.2%

North American Comparable Systemwide Properties 1

	Twelve Weeks Ended September 10, 2004 and September 12, 2003
	REVPAR		Occupancy			Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Marriott Hotels & Resorts	$92.09	7.5%	72.6%	2.6	% pts.	$126.86	3.7%
The Ritz-Carlton [2]	$161.70	13.3%	70.6%	2.5	% pts.	$229.09	9.2%
Renaissance Hotels & Resorts	$84.56	6.1%	71.2%	3.3	% pts.	$118.82	1.1%
Composite - Full-Service	$96.47	8.0%	72.2%	2.7	% pts.	$133.57	4.0%
Residence Inn	$82.22	6.5%	83.9%	3.0	% pts.	$97.95	2.7%
Courtyard	$72.73	8.8%	75.0%	2.7	% pts.	$96.95	5.0%
Fairfield Inn	$50.93	4.7%	73.0%	1.5	% pts.	$69.75	2.6%
TownePlace Suites	$52.78	5.9%	80.5%	3.1	% pts.	$65.53	1.8%
SpringHill Suites	$64.43	8.9%	75.6%	3.8	% pts.	$85.22	3.5%
Composite - Select-Service & Extended-Stay	$67.92	7.2%	77.0%	2.5	% pts.	$88.19	3.7%
Composite - All	$80.43	7.7%	74.9%	2.6	% pts.	$107.37	3.9%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Full-Service composite statistics include properties for Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.
[2]	Statistics for The Ritz-Carlton are for June through August.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

North American Comparable Company-Operated Properties 1

	Thirty-Six Weeks Ended September 10, 2004 and September 12, 2003
	REVPAR		Occupancy			Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Marriott Hotels & Resorts	$103.61	6.6%	73.4%	3.1	% pts.	$141.13	2.2%
The Ritz-Carlton [2]	$182.40	13.9%	71.1%	5.4	% pts.	$256.48	5.3%
Renaissance Hotels & Resorts	$94.54	6.5%	70.6%	4.1	% pts.	$133.83	0.3%
Composite - Full-Service	$110.12	7.8%	72.8%	3.5	% pts.	$151.35	2.6%
Residence Inn	$79.08	5.4%	79.8%	1.7	% pts.	$99.14	3.2%
Courtyard	$68.47	8.6%	71.7%	3.5	% pts.	$95.43	3.3%
TownePlace Suites	$49.37	8.9%	75.5%	4.3	% pts.	$65.40	2.7%
Composite - Select-Service & Extended-Stay	$69.38	7.9%	73.9%	3.2	% pts.	$93.85	3.3%
Composite - All	$95.65	7.8%	73.2%	3.4	% pts.	$130.71	2.9%

North American Comparable Systemwide Properties 1

	Thirty-Six Weeks Ended September 10, 2004 and September 12, 2003
	REVPAR		Occupancy			Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Marriott Hotels & Resorts	$95.25	6.9%	71.4%	3.0	% pts.	$133.42	2.4%
The Ritz-Carlton [2]	$182.40	13.9%	71.1%	5.4	% pts.	$256.48	5.3%
Renaissance Hotels & Resorts	$88.97	7.3%	69.9%	4.0	% pts.	$127.31	1.1%
Composite - Full-Service	$100.45	7.8%	71.1%	3.3	% pts.	$141.18	2.8%
Residence Inn	$77.50	5.7%	79.7%	2.3	% pts.	$97.25	2.6%
Courtyard	$70.34	9.1%	72.7%	3.3	% pts.	$96.74	4.1%
Fairfield Inn	$45.83	4.2%	67.8%	1.4	% pts.	$67.64	2.0%
TownePlace Suites	$49.23	7.6%	76.1%	4.5	% pts.	$64.70	1.2%
SpringHill Suites	$61.33	9.2%	72.5%	3.8	% pts.	$84.58	3.5%
Composite - Select-Service & Extended-Stay	$64.18	7.2%	73.3%	2.7	% pts.	$87.53	3.2%
Composite - All	$80.00	7.5%	72.4%	3.0	% pts.	$110.53	3.1%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Full-Service composite statistics include properties for Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.
[2]	Statistics for The Ritz-Carlton are for January through August.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Constant $)

International Comparable Company-Operated Properties 1,2

	Three Months Ended August 31, 2004 and August 31, 2003
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Caribbean & Latin America	$90.49	19.3%	73.4%	4.6	% pts.	$123.28	11.7%
Continental Europe	$91.72	5.9%	74.1%	1.8	% pts.	$123.81	3.3%
United Kingdom	$146.36	6.6%	78.3%	-3.5	% pts.	$186.93	11.4%
Middle East & Africa	$61.62	2.7%	70.7%	-1.6	% pts.	$87.20	5.0%
Asia Pacific[3]	$67.45	34.6%	77.0%	12.5	% pts.	$87.62	12.7%

Sub-total International[4,5]	$85.82	15.9%	75.6%	5.8	% pts.	$113.56	6.9%

The Ritz-Carlton International	$138.62	26.3%	74.2%	13.2	% pts.	$186.90	3.7%

Total International[4]	$91.68	17.6%	75.4%	6.7	% pts.	$121.56	7.2%

Worldwide[6]	$92.48	10.6%	74.9%	3.8	% pts.	$123.47	4.9%

International Comparable Systemwide Properties 1,2

	Three Months Ended August 31, 2004 and August 31, 2003
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Caribbean & Latin America	$84.35	21.2%	71.6%	6.1	% pts.	$117.87	10.9%
Continental Europe	$90.27	8.4%	71.7%	3.4	% pts.	$125.83	3.4%
United Kingdom	$114.32	5.5%	77.3%	0.6	% pts.	$147.93	4.6%
Middle East & Africa	$61.62	2.7%	70.7%	-1.6	% pts.	$87.20	5.0%
Asia Pacific[3]	$70.39	28.9%	77.1%	11.3	% pts.	$91.31	10.0%

Sub-total International[4,5]	$88.01	14.2%	74.9%	5.6	% pts.	$117.46	5.6%

The Ritz-Carlton International	$138.62	26.3%	74.2%	13.2	% pts.	$186.90	3.7%

Total International[4]	$92.15	15.6%	74.9%	6.2	% pts.	$123.09	6.0%

Worldwide[6]	$82.72	9.3%	74.9%	3.3	% pts.	$110.44	4.5%

[1]	International financial results are reported on a period basis, while international statistics are reported on a monthly basis.
[2]	Statistics are in constant dollars and include results for June through August.
[3]	Excludes Hawaii.
[4]	Includes Hawaii.
[5]	Excludes The Ritz-Carlton International.
[6]	Worldwide includes international statistics for June, July and August and North American statistics for the twelve weeks ending September 10, 2004 and September 12, 2003.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Constant $)

International Comparable Company-Operated Properties 1,2

	Eight Months Ended August 31, 2004 and August 31, 2003
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Caribbean & Latin America	$102.09	15.6%	72.9%	4.6	% pts.	$140.09	8.3%
Continental Europe	$88.46	7.6%	69.6%	3.5	% pts.	$127.15	2.2%
United Kingdom	$138.78	13.7%	76.1%	3.9	% pts.	$182.28	7.9%
Middle East & Africa	$73.86	25.0%	73.3%	7.9	% pts.	$100.83	11.4%
Asia Pacific[3]	$68.31	37.3%	74.9%	14.7	% pts.	$91.26	10.4%

Sub-total International[4,5]	$86.96	18.8%	73.2%	8.3	% pts.	$118.79	5.4%

The Ritz-Carlton International	$143.00	26.0%	71.2%	14.0	% pts.	$200.88	1.1%

Total International[4]	$93.17	20.0%	73.0%	8.9	% pts.	$127.66	5.3%

Worldwide[6]	$95.02	10.6%	73.1%	4.8	% pts.	$129.95	3.4%

International Comparable Systemwide Properties 1,2

	Eight Months Ended August 31, 2004 and August 31, 2003
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003		2004	vs. 2003
Caribbean & Latin America	$94.96	17.2%	71.4%	6.1	% pts.	$133.02	7.2%
Continental Europe	$86.07	9.3%	67.3%	4.7	% pts.	$127.89	1.6%
United Kingdom	$105.21	8.5%	73.0%	3.6	% pts.	$144.05	3.2%
Middle East & Africa	$73.86	25.0%	73.3%	7.9	% pts.	$100.83	11.4%
Asia Pacific[3]	$71.82	30.4%	75.6%	13.2	% pts.	$94.98	7.7%

Sub-total International[4,5]	$87.29	16.3%	72.4%	7.7	% pts.	$120.56	4.0%

The Ritz-Carlton International	$143.00	26.0%	71.2%	14.0	% pts.	$200.88	1.1%

Total International[4]	$91.84	17.4%	72.3%	8.2	% pts.	$127.01	4.2%

Worldwide[6]	$82.10	9.4%	72.4%	3.9	% pts.	$113.46	3.5%

[1]	International financial results are reported on a period basis, while international statistics are reported on a monthly basis.
[2]	Statistics are in constant dollars and include results for January through August.
[3]	Excludes Hawaii.
[4]	Includes Hawaii.
[5]	Excludes The Ritz-Carlton International.
[6]	Worldwide includes international statistics for the eight months ending August 31, 2004 and August 31, 2003 and North American statistics for the thirty-six weeks ending September 10, 2004 and September 12, 2003.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

We consider income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations, to be meaningful performance indicators because they reflect that portion of our income from continuing operations, earnings per share, and the effective tax rate that relates to our lodging business and enables investors to compare the results of our operations and effective tax rate to that of other lodging companies. However, income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations are all non-GAAP financial measures, and are not alternatives to income from continuing operations, earnings per share, effective tax rate or any other operating measure prescribed by United States generally accepted accounting principles.

The reconciliation of income from continuing operations, earnings per share, and the effective income tax rate as reported to income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective income tax rate excluding the impact of the synthetic fuel operations is as follows:

	Third Quarter 2004			Third Quarter 2003
	Continuing Operations			Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Operating Income (Loss)	$99	$(31)	$130	$90	$(3)	$93
Gains and other income	43	19	24	15	—	15
Interest income, provision for loan losses and interest expense	10	—	10	4	—	4
Equity in (losses)	(8)	—	(8)	(3)	—	(3)

Pre-tax income (loss)	144	(12)	156	106	(3)	109

Tax (Provision)/Benefit	(57)	(1)	(56)	(36)	1	(37)
Tax Credits	29	29	—	52	52	—

Total Tax (Provision)/Benefit	(28)	28	(56)	16	53	(37)

Income from Continuing Operations before Minority Interest	116	16	100	122	50	72
Minority Interest	16	15	1	(29)	(29)	—

Income from Continuing Operations	$132	$31	$101	$93	$21	$72

Diluted Shares	238.9	238.9	238.9	245.8	245.8	245.8

Earnings per Share - Diluted	$0.55	$0.13	$0.42	$0.38	$0.09	$0.29

Tax Rate	19.6%		35.9%	-15.3%		34.5%

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

We consider income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations, to be meaningful performance indicators because they reflect that portion of our income from continuing operations, earnings per share, and the effective tax rate that relates to our lodging business and enables investors to compare the results of our operations and effective tax rate to that of other lodging companies. However, income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations are all non-GAAP financial measures, and are not alternatives to income from continuing operations, earnings per share, effective tax rate or any other operating measure prescribed by United States generally accepted accounting principles.

The reconciliation of income from continuing operations, earnings per share, and the effective income tax rate as reported to income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective income tax rate excluding the impact of the synthetic fuel operations is as follows:

	Third Quarter YTD 2004			Third Quarter YTD 2003
	Continuing Operations			Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Operating Income (Loss)	$368	$(61)	$429	$216	$(104)	$320
Gains and other income	95	28	67	54	—	54
Interest income, provision for loan losses and interest expense	29	—	29	(6)	—	(6)
Equity in (losses)	(37)	(28)	(9)	(1)	—	(1)

Pre-tax income (loss)	455	(61)	516	263	(104)	367

Tax (Provision)/Benefit	(172)	12	(184)	(90)	37	(127)
Tax Credits	93	93	—	162	162	—

Total Tax (Provision)/Benefit	(79)	105	(184)	72	199	(127)

Income from Continuing Operations before Minority Interest	376	44	332	335	95	240

Minority Interest	30	29	1	(29)	(29)	—

Income from Continuing Operations	$406	$73	$333	$306	$66	$240

Diluted Shares	240.9	240.9	240.9	244.8	244.8	244.8

Earnings per Share - Diluted	$1.69	$0.30	$1.39	$1.25	$0.27	$0.98

Tax Rate	17.4%		35.6%	-27.4%		34.6%

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

($ in millions)

We consider lodging operating income to be a meaningful indicator of our performance because it measures our growth in profitability as a lodging company and enables investors to compare the operating income related to our lodging segments to the operating income of other lodging companies. However, lodging operating income is a non-GAAP financial measure and is not an alternative to operating income or any other operating measure prescribed by United States generally accepted accounting principles.

The reconciliation of operating income to lodging operating income is as follows:

	Fiscal Year 2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Operating income as reported	$58	$68	$90	$161	$377
Add back: Synthetic fuel operating loss	59	42	3	—	104

Lodging operating income	$117	$110	$93	$161	$481

	Fiscal Year 2004
	First Quarter	Second Quarter	Third Quarter	Third Quarter YTD
Operating income as reported	$151	$118	$99	$368
Add back: Synthetic fuel operating loss	—	30	31	61

Lodging operating income	$151	$148	$130	$429

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA

(in millions)

We consider earnings before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of our synthetic fuel segment (Adjusted EBITDA), to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures and expand our business, and reflects our belief that the synthetic fuel segment will no longer have a material impact on our business after the Section 29 synthetic fuel tax credits expire at the end of 2007. However, EBITDA and Adjusted EBITDA are a non-GAAP financial measures, and are not alternatives to net income, financial results, cash flow from operations, or any other operating measure prescribed by United States generally accepted accounting principles. Additionally, our calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and as a result comparability may be limited.

	Fiscal Year 2004
	First Quarter	Second Quarter	Third Quarter	Third Quarter Ytd
Net income	$114	$160	$133	$407
Interest expense	22	24	23	69
Tax provision continuing operations	18	33	28	79
Tax provision discontinued operations	—	—	1	1
Depreciation	32	29	32	93
Amortization	7	8	7	22
Interest expense from unconsolidated joint ventures	10	11	9	30
Depreciation and amortization from unconsolidated joint ventures	13	9	13	35

EBITDA	$216	$274	$246	$736
Synfuel adjustment	28	5	(6)	27
Pre-tax loss (gain) discontinued operations	(1)	—	(1)	(2)

Adjusted EBITDA	$243	$279	$239	$761

The following items make up the synfuel adjustment:

Pre-tax synthetic fuel operating losses	$—	$21	$12	$33
Pre-tax synthetic fuel equity losses	28	—	—	28
Pre-tax minority interest - synthetic fuel	—	(14)	(15)	(29)
Synthetic fuel depreciation	—	(2)	(3)	(5)

EBITDA adjustment for synthetic fuel	$28	$5	$(6)	$27

	Fiscal Year 2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$116	$125	$92	$169	$502
Interest expense	26	25	26	33	110
Tax provision (benefit) – continuing operations	(40)	(16)	(16)	29	(43)
Tax provision (benefit) – discontinued operations	19	(1)	—	(2)	16
Tax benefit included in minority interest(1)	—	—	49	45	94
Depreciation	29	27	30	46	132
Amortization	5	7	7	9	28
Interest expense from unconsolidated joint ventures	10	12	13	16	51
Depreciation and amortization from unconsolidated joint ventures	11	12	13	17	53

EBITDA	$176	$191	$214	$362	$943
Synfuel adjustment	57	39	(19)	(30)	47
Pre-tax loss (gain) discontinued operations	(48)	2	1	3	(42)

Adjusted EBITDA	$185	$232	$196	$335	$948

The following items make up the synfuel adjustment:

Pre-tax synthetic fuel operating losses	$59	$42	$3	$—	$104
Pre-tax synthetic fuel equity (earnings)	—	—	—	(10)	(10)
Pre-tax minority interest - synthetic fuel	—	—	(20)	(19)	(39)
Synthetic fuel depreciation	(2)	(3)	(2)	(1)	(8)

EBITDA adjustment for synthetic fuel	$57	$39	$(19)	$(30)	$47

(1)	2003 minority interest tax benefits have been reclassified in order to make the presentation comparable.

Exhibit 99